UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2013

CHINA PHARMA HOLDINGS, INC.
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 (Exact name of Registrant as specified in charter)

Nevada	001-34471	73-1564807
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

Second Floor, No. 17, Jinpan Road
Haikou, Hainan Province, China                  570216
(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: +86 898-6681-1730 (China)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[ ]           Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17CFR240.14d-2(b))

[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 4.01                      Changes in Registrant’s Certifying Accountant.

On September 1, 2013, Hansen, Barnett & Maxwell, P.C. (“HBM”) resigned as the independent registered public accounting firm of China Pharma Holdings, Inc. (the “Company”).  HBM recently entered into an agreement with Eide Bailly LLP (“Eide Bailly”), pursuant to which Eide Bailly acquired the operations of HBM.  The Company is in the process of seeking a new independent registered public accounting firm.

The reports of HBM regarding the Company’s financial statements as of and for the fiscal years ended December 31, 2012 and 2011 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2012 and 2011, and during the period from December 31, 2012 through September 1, 2013, the date of resignation, there were no disagreements with HBM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of HBM would have caused it to make reference to the subject matter of the disagreements in connection with its reports. During the Company’s two most recent fiscal years and the subsequent interim period through September 1, 2013, there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided HBM with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission and requested that HBM furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with above statements and, if it does not agree, the respects in which it does not agree.  A copy of the letter, dated September 1, 2013, is filed as Exhibit 16.1 (which is incorporated by reference herein) to this Current Report on Form 8-K.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

16.1	Letter from Hansen, Barnett & Maxwell, P.C. dated September 1, 2013.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2013

CHINA PHARMA HOLDINGS, INC.

By: /s/Zhilin Li
Zhilin Li
President and Chief Executive Officer